Exhibit 99.1

Contact:
The Medicines Company Michael Mitchell +1-973-290-6097 michael.mitchell@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY ANNOUNCES POSITIVE PHASE III TRIAL RESULTS FOR FIBROCAPS; COMPLETES PROFIBRIX ACQUISITION

In Phase III trial, FINISH-3, Fibrocaps meets all pre-specified endpoints

MAA filing anticipated in Europe (Q4 2013); BLA filing anticipated in U.S. (Q1 2014)

The Medicines Company builds on existing hemostasis franchise

Parsippany, NJ, Leiden, the Netherlands and Seattle, WA, August 5, 2013— The Medicines Company (NASDAQ: MDCO) announced the results of the pivotal Phase III clinical trial of ProFibrix’s lead biologic, Fibrocaps, a dry powder topical formulation of fibrinogen and thrombin being developed to aid in hemostasis during surgery. The Phase III trial, FINISH-3, which studied a total of 719 patients, met all primary and secondary hemostasis efficacy endpoints in four distinct surgical indications of spinal surgery, hepatic resection, soft tissue dissection and vascular surgery.

The Medicines Company expects the results of FINISH-3, which was conducted at 65 sites across the U.S. and Western Europe, to support a biologics license application (BLA) with the U.S. Food and Drug Administration, and a marketing authorisation application (MAA) with the European Medicines Agency. ProFibrix has also developed a complementary dry powder spray delivery device to assist surgeons in the accurate application of Fibrocaps. Recently the ProFibrix quality management system for the design, development and control of manufacture of sterile biological hemostat delivery systems and their accessories was granted ISO 14385: 2003 certification. Applications for a European CE mark and for an FDA 510k review for the device are underway.

Dr. Kenneth L. Renkens, spine surgeon at the Indiana Spine Group and one of the Principal Investigators of FINISH-3, said, “The combined ease of use and efficacy of Fibrocaps have the potential to constitute an important advance in surgical hemostasis. Furthermore, the spray device could become an important tool to use in surgery and to apply Fibrocaps.”

As previously announced, The Medicines Company entered into an agreement with ProFibrix in June 2013 to purchase all of the equity of ProFibrix B.V. subject to its review of the results of

The Medicines Company                 8 Sylvan Way Parsippany, New Jersey 07054                 Tel: (973)290-6000 Fax: (973)656-9898

the FINISH-3 trial. Based on its review, The Medicines Company purchased all of the outstanding equity of ProFibrix for $90 million at the closing held today and agreed to pay ProFibrix equityholders up to an additional $140 million upon the achievement of agreed-upon U.S. and European regulatory approvals and sales milestones.

Clive Meanwell, Chairman and Chief Executive Officer of The Medicines Company said, “Subject to regulatory approval, we believe Fibrocaps can become an important hemostatic product — complementary to Recothrom® (Thrombin, topical [Recombinant]).  We anticipate leverage of our work with U.S. surgery centers and entry into the European market.  Founded by leading fibrinogen expert Jaap Koopman PhD, and led by Jan Öhrström MD who has extensive experience in this field, ProFibrix strengthens our global management team considerably.  ProFibrix also has a proprietary recombinant fibrinogen development program which potentially allows us to create the world’s first recombinant thrombin and recombinant fibrinogen combination products.   We plan to integrate the ProFibrix team with our existing Recothrom team - expanding our activities in surgery in pursuit of our purpose which is to save lives, alleviate suffering and improve the economic efficiency of leading hospitals worldwide.”

Jan Öhrström, MD, Chief Executive Officer of ProFibrix and former Senior Vice President of Development and Chief Medical Officer of ZymoGenetics, said, “It is clear to me that the ProFibrix team, Fibrocaps and our recombinant fibrinogen program are a natural fit with The Medicines Company’s perioperative and hemostasis programs. Given the commitment of The Medicines Company to further build its surgery franchise, we are excited to be part of The Medicines Company and to help establish the Company as a leader in this field. With our Leiden site as a center for hemostasis at The Medicines Company, we look forward to the seamless integration of our Seattle and Leiden based teams and to continue the development of innovative hemostasis products.”

The Medicines Company anticipates peak Fibrocaps revenues of greater than $300 million if approved in major markets. The Company expects one time deal costs and incremental operating expenses, including transaction costs and amortization of intangibles to be approximately $9-12 million in the third quarter 2013.

BofA Merrill Lynch served as financial advisor and WilmerHale served as legal advisor for the transaction for The Medicines Company.

Barclays served as financial advisor and Dechert and Loyens & Loeff served as legal advisor for the transaction for ProFibrix. Index Ventures was ProFibrix’s earliest investor; other investors included Gilde Healthcare Partners, Vesalius Biocapital and Inkef Capital. ABN AMRO also acted as an advisor to the company.

About The Medicines Company

The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well-being of critically ill patients. The Medicines Company’s website is www.themedicinescompany.com.

About ProFibrix

ProFibrix was founded in 2004 and is headquartered in Leiden, the Netherlands, with an office in Seattle, Washington. The company leverages its expertise in fibrinogen technology to develop and bring to market innovative products for the hemostasis and regenerative medicine markets. Human fibrinogen plays a pivotal role in blood clotting and tissue healing.  ProFibrix is led by a team with extensive commercial, clinical and scientific experience in the hemostasis field.

For additional details on the FINISH-3 trial visit: http://www.clinicaltrials.gov/ct2/show/NCT01527357?term=profibrix&rank=1

About Fibrocaps

Fibrocaps is a mixture of two essential blood clotting proteins, fibrinogen and thrombin, formulated as a unique dry powder topical product, which is being developed to aid in hemostasis during surgery.

The Medicines Company Forward-Looking Statements

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements, including the Company’s expectations regarding regulatory approval and commercialization of Fibrocaps.  These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether the results of the Phase 3 clinical trial of Fibrocaps will be sufficient to support regulatory approval of Fibrocaps, whether the Company will make regulatory submissions for Fibrocaps on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results such as the results of the FINISH-3 trial, whether Fibrocaps will be commercially successful, whether the Company will be able to successfully integrate the ProFibrix business with its other businesses, whether the Company will be able to successfully develop its global operations, penetrate foreign markets and address other risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2013, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.